UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): December 7, 2018

Akorn, Inc.

(Exact name of registrant as specified in charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2018, Akorn, Inc. (the “Company” or “Akorn”) announced that Raj Rai will retire from his role as Chief Executive Officer. The Board of Directors of the Company (the “Board”) and Mr. Rai have agreed that, for purposes of Mr. Rai’s employment agreement, his departure from the Company will be treated as a resignation for good reason. The Board will conduct a formal search for Mr. Rai’s successor, and Mr. Rai’s retirement will be effective upon the hiring of a new Chief Executive Officer.

Item 7.01	Regulation FD Disclosure.

On December 7, 2018, the Company issued a press release announcing the events described above, among other things. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward looking statements”, including expectations to rebuild shareholder value, improve processes in response to regulatory requirements, reduce operating costs, and other statements regarding Akorn’s goals and strategy. When used in this document, the words “anticipate,” “plan,” “will,” “continue,” “believe,” “estimate,” “intend,” “believe,” “anticipate,” “could,” and “expect” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the court decision described in the attached press release on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court decision described in the attached press release may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by Akorn with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at Akorn and any actions taken by Akorn, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, and (vii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of Akorn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (as filed with the Securities and Exchange Commission (“SEC”) on February 28, 2018) and in Part II, Item 1A, “Risk Factors,” of Akorn’s Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 2018 (as filed with the SEC on May 2, August 1, and November 6, 2018), and other risk factors identified from time to time in our filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. Akorn undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press release dated December 7, 2018, issued by Akorn, Inc. entitled “Supreme Court of the State of Delaware Rules Against Akorn, New CEO Search Underway.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date: December 7, 2018	By:	/s/ Duane A. Portwood
Name: Duane A. Portwood
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release dated December 7, 2018, issued by Akorn, Inc. entitled “Supreme Court of the State of Delaware Rules Against Akorn, New CEO Search Underway.”